QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 4, 2005, except as to Note 11, as to which the date is August 2, 2005, in Amendment No. 6 to the Registration Statement on Form S-1 and related Prospectus of Eschelon Telecom, Inc. for the registration of its common stock.

/s/  ERNST & YOUNG LLP
Minneapolis, Minnesota
August 2, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm